SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2000
                                                           ------------


                             PMA Capital Corporation
                             -----------------------
             (Exact name of registrant as specified in its charter)

        Pennsylvania               000-22761              23-2217932
        ------------               ---------              ----------
(State or other jurisdiction      (Commission           (IRS Employer
     of incorporation)            File Number)        Identification No.)

                1735 Market Street, Suite 2800
                  Philadelphia, Pennsylvania                19103-7590
                  --------------------------                ----------
            (Address of principal executive offices)        (Zip Code)


               Registrant's telephone number, including area code:

                                 (215) 665-5046
                                 --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events.
        ------------

A. This Current Report on Form 8-K is being filed to update the Company's registration statements on Forms S-8 (File No. 333-45949, File No. 333-68855 and File No. 333-77111) to cover Rights to Purchase Series A Junior Participating Preferred Stock ("Rights"), which will attach to the shares of Class A Common Stock registered under the above-referenced Registration Statements. The Rights are being distributed in connection with the adoption on May 3, 2000 by the Registrant's Board of Directors of a shareholder rights plan and declaration of a dividend of one preferred share purchase right for each outstanding share of Class A Common Stock of the Company. The dividend is payable to the shareholders of record as of 5:00 p.m. (Eastern Time), on May 22, 2000.

B. This Current  Report on Form 8-K is also being filed to include as Exhibit 99
a  letter  to  the  Company's  shareholders   announcing  the  adoption  of  the
Shareholder Rights Plan.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

        (c) The exhibits accompanying this report are listed in the Index to Exhibits on the following page.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PMA Capital Corporation




Date:  May 22, 2000               By: /s/ Francis W. McDonnell
                                      ------------------------
                                  Francis W. McDonnell
                                  Senior Vice President, Chief Financial
                                  Officer and Treasurer

Index to Exhibits


Number                      Description                      Method of Filing
------                      -----------                      ----------------
  99               President's Letter to Shareholders         Filed herewith.
                   and Summary of Rights to Purchase
                         Preferred Shares.